Exhibit 12.1
                                                                      11/30/2005
                              GEORGIA POWER COMPANY
              Computation of ratio of earnings to fixed charges for
                     the five years ended December 31, 2004
                     and the year to date September 30, 2005


                                                                                                                          Nine
                                                                                                                         Months
                                                                                                                          Ended
                                                                              Year ended December 31,                 September 30,
                                                  ----------------------------------------------------------------    --------------
                                                       2000          2001         2002         2003         2004           2005
                                                       ----          ----         ----         ----         ----           ----
                                                  -------------------------------Thousands of Dollars-------------------------------
EARNINGS AS DEFINED IN ITEM 503 OF REGULATION S-K:
Earnings before income taxes                      $  921,857    $  976,319   $  977,583   $  998,324    $1,040,005     $1,051,643
Interest expense, net of amounts capitalized         211,409       185,231      169,417      184,138       228,526        209,538
Distributions on mandatorily redeemable preferred
  securities                                          59,104        59,104       62,553       59,675        15,839              0
AFUDC - Debt funds                                    23,396        13,574        8,405        5,415         8,824          8,703
                                                  ----------    ----------   ----------   ----------    ----------     ----------
Earnings as defined                               $1,215,766    $1,234,228   $1,217,958   $1,247,552    $1,293,194     $1,269,884
                                                  ==========    ==========   ==========   ==========    ==========     ==========


FIXED CHARGES AS DEFINED IN ITEM 503 OF REGULATION S-K:
Interest on long-term debt                        $  171,994    $  162,546   $  138,850   $  158,587    $  167,821     $  150,133
Interest on affiliated loans                               0        12,389        9,793        3,194        46,315         50,800
Interest on interim obligations                       28,262        12,692        3,074            0             0              0
Amort of debt disc, premium and expense, net          14,257        15,106       16,108       15,598        15,533         11,988
Other interest charges                                20,292        (3,928)       9,995       12,174         7,682          5,320
Distributions on mandatorily redeemable preferred
  securities                                          59,104        59,104       62,553       59,675        15,839              0
                                                  ----------    ----------   ----------   ----------    ----------     ----------
Fixed charges as defined                          $  293,909    $  257,909   $  240,373   $  249,228    $  253,190     $  218,241
                                                  ==========    ==========   ==========   ==========    ==========     ==========

RATIO OF EARNINGS TO FIXED CHARGES                     4.14          4.79         5.07         5.01          5.11           5.82
                                                       ====          ====         ====         ====          ====           ====


                              GEORGIA POWER COMPANY
        Computation of ratio of earnings to fixed charges plus preferred dividend requirements for the five years ended December 31, 2004 and the year to date September 30, 2005



                                                                                                                           Nine
                                                                                                                          Months
                                                                                                                          Ended
                                                                           Year ended December 31,                     September 30,
                                                            -------------------------------------------------------   --------------
                                                            2000         2001        2002        2003        2004         2005
                                                            ----         ----        ----        ----        ----         ----
                                                             -------------------------Thousands of Dollars--------------------------
EARNINGS AS DEFINED IN ITEM 503 OF REGULATION S-K:
Earnings before income taxes                            $  921,857   $  976,319  $  977,583  $  998,324  $1,040,005    $1,051,643
Interest expense, net of amounts capitalized               211,409      185,231     169,417     184,138     228,526       209,538
Distributions on mandatorily redeemable preferred
  securities                                                59,104       59,104      62,553      59,675      15,839             0
AFUDC - Debt funds                                          23,396       13,574       8,405       5,415       8,824         8,703

                                                        ----------   ----------  ----------  ----------  ----------    ----------
Earnings as defined                                     $1,215,766   $1,234,228  $1,217,958  $1,247,552  $1,293,194    $1,269,884
                                                        ==========   ==========  ==========  ==========  ==========    ==========


FIXED CHARGES AS DEFINED IN ITEM 503 OF REGULATION S-K:
Interest on long-term debt                              $  171,994   $  162,546  $  138,850  $  158,587  $  167,821    $  150,133
Interest on affiliated loans                                     0       12,389       9,793       3,194      46,315        50,800
Interest on interim obligations                             28,262       12,692       3,074           0           0             0
Amort of debt disc, premium and expense, net                14,257       15,106      16,108      15,598      15,533        11,988
Other interest charges                                      20,292       (3,928)      9,995      12,174       7,682         5,320
Distributions on mandatorily redeemable preferred
  securities                                                59,104       59,104      62,553      59,675      15,839             0

                                                        ----------   ----------  ----------  ----------  ----------    ----------
Fixed charges as defined                                   293,909      257,909     240,373     249,228     253,190       218,241
Tax deductible preferred dividends                             270          268         268         268         268           201
                                                        ----------   ----------  ----------  ----------  ----------    ----------
                                                           294,179      258,177     240,641     249,496     253,458       218,442
                                                        ----------   ----------  ----------  ----------  ----------    ----------
Non-tax deductible preferred dividends                         404          402         402         402         402           325
Ratio of net income before taxes to net income          x    1.646   x    1.599  x    1.581  x    1.582  x    1.579    x    1.604
                                                        ----------   ----------  ----------  ----------  ----------    ----------
Pref dividend requirements before income taxes                 665          643         636         636         635           521
                                                        ----------   ----------  ----------  ----------  ----------    ----------
Fixed charges plus pref dividend requirements           $  294,844   $  258,820  $  241,277  $  250,132  $  254,093    $  218,963
                                                        ==========   ==========  ==========  ==========  ==========    ==========

RATIO OF EARNINGS TO FIXED CHARGES PLUS
PREFERRED DIVIDEND REQUIREMENTS                               4.12         4.77        5.05        4.99        5.09          5.80
                                                              ====         ====        ====        ====        ====          ====
